Exhibit 32
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Antonio F. Neri, the Chief Executive Officer, and Jeremy K. Cox, the Chief Financial Officer, of Hewlett Packard Enterprise Company hereby certify that, to their knowledge:
1.    The Quarterly Report on Form 10-Q of Hewlett Packard Enterprise Company for the third quarter ended July 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Hewlett Packard Enterprise Company.
September 1, 2023

By:	/s/ Antonio F. Neri
Antonio F. Neri President and Chief Executive Officer

By:	/s/ Jeremy K. Cox
Jeremy K. Cox Senior Vice President, Chief Financial Officer, Corporate Controller, Chief Tax Officer, and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Hewlett Packard Enterprise Company and will be retained by Hewlett Packard Enterprise Company and furnished to the Securities and Exchange Commission or its staff upon request.